Exhibit C9

Preliminary Draft and Highly Confidential
DISCUSSION MATERIALS
Project Amsterdam
February 2017
J.P.Morgan

Preliminary Draft and Highly Confidential
This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
The information in this presentation is based upon any forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.
Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.
J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation.
J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.
J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority) and their investment banking affiliates.
PROJECT AMSTERDAM
DISCUSSION MATERIALS
J.P.Morgan

Preliminary Draft and Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
PROJECT AMSTERDAM
DISCUSSION MATERIALS
J.P.Morgan

Preliminary Draft and Highly Confidential
Situation overview
VTTI BV (“Brussels”) has requested J.P. Morgan to provide a preliminary valuation analysis with regards to its potential acquisition of the remaining outstanding LP units of VTTI Energy Partners
(“Prague”)
J.P. Morgan has relied on 5-year financial projections provided by Brussels equity holders in order to perform its valuation
The materials herein provide a valuation analysis taking into consideration the following approaches:
Public trading multiples
Intrinsic valuation
Accordingly, in addition to valuation, Brussels must evaluation key qualitative aspects that will educate their proposed offer including:
Future strategy with respect to drop downs into Prague
Return on capital to key stakeholder policy
Cost of capital considerations as a public company
Future strategic flexibility
Tax impacts (if applicable) to entity and equity holders
PROJECT AMSTERDAM

J.P.Morgan
OVERVIEW

Preliminary Draft and Highly Confidential
Prague historical trading levels
Prague trading levels since IPO
6 months 3 months 1 month
Volume weighted $17.55 $17.01 $18.02
average price
Current premium / 6% 9% 3%
(discount) to VWAP
Berlin entry premium / 4% 8% 2%
(discount) to VWAP
IPO price premium / 20% 23% 17%
(discount) to VWAP
$35 $30 $25 $20 $15 $10
08/01/14: Prague
IPO at $21.00 offer price
10/24/16: Berlin announces the acquisition of 50% of Brussels
08/08/16: Prague announces the acquisition of an additional 8.4% interest in Prague OpCo
01/04/17: Berlin announces the closing of its 50% interest in Brussels
Jul-14 Dec-14 Jun-15 Nov-15 Apr-16 Sep-16 Feb-17
Source: FactSet as of 02/17/17
PROJECT AMSTERDAM

J.P.Morgan
OVERVIEW

Preliminary Draft and Highly Confidential
Prague trading performance over time
Last twelve months and since Berlin announced acquisition of 50% interest in Prague MLP Partners BV (10/24/16)
Prague Peers1 WTI AMZ
90%
70%
50%
30%
10%
(10%)
74%
39%
27%
14%
Feb-16 Apr-16 Jul-16 Sep-16 Dec-16 Feb-17
Since Berlin announcement2
20%
10%
0%
(10%)
(20%)
7%
6%
5%
2%
Oct-16 Nov-16 Dec-16 Jan-17 Feb-17
Source: FactSet as of 02/17/17
Note: “VWAP” is volume weighted average price
1 Peers include ARCX, Berlin, MMP, NS, TLP, VPK, and WPT
2 Price performance since 10/24/16
PROJECT AMSTERDAM

J.P.Morgan
OVERVIEW

Preliminary Draft and Highly Confidential

Comparison of Brussels equity holders projections and select Wall Street research projections

Legend: 2017E, 2018E, 2019E

Broker	Date	Price target	Buy/Sell/ Hold	EBITDA projections	LP DCF per unit projections	LP distribution per unit projections	Dropdown assumptions
Brussels equity holders forecast	2/17/17	N/A	N/A	CAGR: 1%; $98, $99, $99	CAGR: (2%); $1.40, $1.35, $1.34	CAGR: (2%); $1.29, $1.24, $1.24	No additional drop-downs in 2017 or beyond
citi	2/8/17	$21	Buy	CAGR: 42%; $142, $244, $287	CAGR: 11%; $1.55, $1.82, $1.89	CAGR: 12%; $1.41, $1.59, $1.76	2017E: $510mm; 2018E: $752mm; 2019E: $170mm
CREDIT SUISSE[1]	2/7/17	$22	Neutral	CAGR: 20%; $190, $199, $275	CAGR: 9%; $1.45, $1.61, $1.71	CAGR: 8%; $1.42, $1.54, $1.66	2017E: $158mm; 2018E: $691mm; 2019E: $523mm; Estimate $1.8bn from 2017-2020 at a 9x multiple funded with 75% equity
WELLS FARGO	2/7/17	$21-$23	Buy	CAGR: 32%; $114, $155, $198	CAGR: 8%; $1.41, $1.59, $1.63	CAGR: 7%; $1.42, $1.54, $1.63	2017E: $100mm; 2018E: $300mm; 2019E: $340mm; Funded with 0-50% equity
Bank of America Merrill Lynch	2/7/17	$23	Buy	CAGR: 24%; $126, $159, $191	CAGR: 6%; $1.55, $1.66, $1.75	CAGR: 10%; $1.43, $1.58, $1.74	2017E-2019E: $300mm; Dropdown multiples of 8-9x; Funded with 50% equity

Source: 2017E – 2021E forecasts provided by Brussels equity holders, equity research
[1] Credit Suisse EBITDA is fully consolidated OpCo EBITDA and does not disclose EBITDA attributable to Prague only

OVERVIEW
PROJECT AMSTERDAM 4 J.P.Morgan

Preliminary Draft and Highly Confidential

Prague public market overview

Public market overview

($mm, except per unit data)	Brussels equity holders projections		Wall Street research	
Market valuation:				
Closing unit price as of 02/17/17		$18.60		$18.60
% of 52-week high		86%		86%
LP Equity value		$850		$850
GP interest[1]		49		49
Total equity value		**$899**		**$899**
Plus: Net debt[2]		341		341
Plus: NCI		--		26
Firm value		**$1,240**		**$1,266[4]**
Trading multiples:	Metric	Multiple	Metric	Multiple
Firm value / 2017E EBITDA	$98	12.7x[3]	$126	11.9x[4]
Firm value / 2018E EBITDA	$99	12.5x[3]	$159	12.6x[4]
Unit price / 2017 LP DCF / unit	$1.40	13.3x	$1.50	12.4x
Unit price / 2018 LP DCF / unit	$1.35	13.8x	$1.63	11.4x
Current Yield	$1.34	7.2%	$1.34	7.2%
2017E Yield	$1.29	7.0%	$1.43	7.7%
2018E Yield	$1.24	6.7%	$1.58	8.5%
Dropdown assumptions:				
2017E dropdowns		$0		$229[5]
2018E dropdowns		$0		$496[5]
Credit statistics:				
Rating (Moody's / S&P)		NR / NR		NR / NR
Debt / 2016 EBITDA		3.2x		3.2x
2017E total coverage		1.10x		1.05x
2018E total coverage		1.10x		1.06x

Source: 2017E – 2021E forecasts provided by Brussels equity holders, equity research, FactSet as of 02/17/17
[1] GP interest calculated as 15.0x Brussels equity holders estimated 2017E GP DCF
[2] Prague debt does not include ATB Phase 2 Related Party Facility as per Brussels equity holders guidance; net debt as of 12/31/16
[3] Represents multiples based on Brussels equity holders projections, which are attributable to Prague economic interests in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
[4] Firm value used to calculate consensus multiples also includes $26mm of NCI attributable to 10% stake in Rotterdam and Fujairah terminals that Prague does not own, as Wall Street EBITDA is inclusive of EBITDA attributable to those stakes; 2017E and 2018E FV / EBITDA multiples account for additional debt/equity issued to pay for dropdowns; assumes $229mm and $496mm of dropdowns in 2017E and 2018E, respectively, based on median of select broker estimates
[5] Dropdowns based on median of select broker estimates

OVERVIEW
PROJECT AMSTERDAM
5
J.P.Morgan

Preliminary Draft and Highly Confidential
Analysis at various prices
$mm, except per share data
Current price Price
$18.60 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00
Implied transaction value
Implied premium / (discount) to: Metric
Current $18.60 - (25%) (14%) (3%) 8% 18% 29%
1-month VWAP $18.02 3% (22%) (11%) (0%) 11% 22% 33%
3-month VWAP $17.01 9% (18%) (6%) 6% 18% 29% 41%
6-month VWAP $17.55 6% (20%) (9%) 3% 14% 25% 37%
52-week low $15.40 21% (9%) 4% 17% 30% 43% 56%
52-week high $21.74 (14%) (36%) (26%) (17%) (8%) 1% 10%
Prague LP units outstanding (mm) 45.7 45.7 45.7 45.7 45.7 45.7 45.7
Prague LP units owned by public (mm)1 24.1 24.1 24.1 24.1 24.1 24.1 24.1
Implied public ownership of LP units 52.7% 52.7% 52.7% 52.7% 52.7% 52.7% 52.7%
Public ownership of total units (LP + GP) 51.6% 51.6% 51.6% 51.6% 51.6% 51.6% 51.6%
Equity value to public unitholders $448 $337 $385 $433 $482 $530 $578
Net debt attributable to public unitholders 2 176 176 176 176 176 176 176
Implied transaction firm value to public unitholders $624 $513 $561 $609 $657 $706 $754
Equity value attributable to Brussels based on LP units 403 303 346 390 433 476 519
Net debt attributable to Brussels 165 165 165 165 165 165 165
GP value3 49 49 49 49 49 49 49
Implied 100% firm value $1,240 $1,030 $1,121 $1,213 $1,304 $1,395 $1,487
Implied transaction multiples:
Unit price / LP DCF / unit Brussels4
2017E $1.40 13.3x 10.0x 11.5x 12.9x 14.3x 15.8x 17.2x
2018E $1.35 13.8x 10.4x 11.9x 13.4x 14.9x 16.4x 17.8x FV / EBITDA attributable to Prague5
2017E $98 12.7x 10.5x 11.5x 12.4x 13.3x 14.3x 15.2x
2018E $99 12.5x 10.4x 11.3x 12.2x 13.1x 14.1x 15.0x
Source: 2017E – 2021E forecasts provided by Brussels equity holders, public filings, FactSet as of 02/17/17
Note: Cash and debt as of 12/31/16; debt does not include ATB Phase 2 Related Party Facility as per Brussels equity holders guidance
1 As per August 2016 prospectus
2 Includes 51.6% ownership of $63mm of net debt at Prague, plus $544mm net debt at Prague OpCo multiplied by Prague’s 51.0% ownership in Prague OpCo and public’s shareholders’ 51.6% ownership in Prague as per Brussels equity holders
3 GP value of $49mm assumes 15.0x 2017E GP DCF of $3.3mm as per Brussels equity holders
4 Per Brussels equity holders projections
5 Represents EBITDA attributable to Prague economic interest in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
PROJECT AMSTERDAM

J.P.Morgan
OVERVIEW

Preliminary Draft and Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
PROJECT AMSTERDAM
J.P.Morgan
DISCUSSION MATERIALS

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Preliminary Draft and Highly Confidential
Select valuation considerations
Overview of key assumptions
Financial projections
2017E-2021E forecasts for Prague provided by Brussels equity holders Projections do not assume future drop-downs as per Brussels equity holders 2016 year end net debt provided by Brussels equity holders
Public trading multiples
J.P. Morgan reviewed publicly traded companies operating in similar locations or with similar operational characteristics as Prague with a focus on Firm Value to EBITDA multiples, distributable cash flow (“DCF”) to Limited Partner (“LP”) per LP unit multiples and distribution yields
General partner (“GP”) valuation implied by using 15.0x 2017E distributable cash flow to the GP
Key selected peers include:
Magellan Midstream Partners, Berlin, Nustar Energy, Royal Vopak, TransMontaigne, Arc Logistics Partners, and World Point Terminals Inc.
Precedent transactions
FOR REFERENCE ONLY
J.P. Morgan reviewed selected corporate M&A transactions including related party MLP transactions and transactions in the oil / liquids sector
Discounted distributable cash flow model / intrinsic valuation
J.P. Morgan conducted a discounted distributable cash flow analysis based on the forecast distributable cash flows to LP in Brussels provided financial projections
8.0% – 10.0% cost of equity
(1.0%) – 1.0% perpetuity growth rate as per Brussels equity holders
12/31/16 valuation date
PROJECT AMSTERDAM

J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Preliminary Draft and Highly Confidential
Overview of preliminary Prague financial forecast
$mm, except per unit figures
Brussels equity holders projections
2017E 2018E 2019E 2020E 2021E
EBITDA attributable to Prague $98 $99 $99 $100 $99
% growth NA 1.3% 0.0% 0.6% (1.0%)
(-) interest expense on OpCo net debt attributable to Prague (12) (12) (12) (12) (12)
(-) interest expense on MLP net debt (3) (3) (3) (2) (2)
(-) maintenance capex (14) (14) (15) (15) (15)
(-) cash taxes (2) (6) (6) (7) (8)
(-) other (0) (0) (0) (0) (0)
Distributable Cash Flow 67 64 64 63 61
% growth NA (4.7%) (0.2%) (1.1%) (3.7%)
DCF to GP & IDRs 3 2 2 2 2
DCF to LP 64 62 61 61 59
DCF per LP unit $1.40 $1.35 $1.34 $1.33 $1.29
% growth NA (3.7%) (0.2%) (0.9%) (3.0%)
Coverage ratio 1.10x 1.10x 1.10x 1.10x 1.10x
Average units outstanding (mm) 46 46 46 46 46
Distributions to GP & IDRs 2 1 1 1 1
Distributions to LP 59 57 57 56 54
Total distributions 61 58 58 57 55
Distribution per LP unit $1.29 $1.24 $1.24 $1.23 $1.19
% growth NA (4.1%) (0.2%) (1.0%) (3.4%)
Growth capex 16 3 3 0 0
Source: 2017E-2021E forecasts provided by Brussels equity holders
PROJECT AMSTERDAM

J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Preliminary Draft and Highly Confidential
Summary of preliminary implied valuation analysis for Prague
Implied value per unit—rounded to nearest $0.25 except for 52-week high / low
60-day VWAP Current
$17.00 $18.60
For reference purposes only
52-week high / low Analyst price targets
Public trading multiples
Firm Value / 2017E EBITDA¹ Firm Value / 2018E EBITDA¹ Unit price / 2017E LP DCF / unit Unit price / 2018E LP DCF / unit 2017E yield 2018E yield
Discounted cash flow
Distributable cash flow analysis
Precedent transactions (For reference only)
Unit price / NTM LP DCF / unit
$15.40 $21.74
$21.00 $26.50
$13.00 $19.25
$12.00 $18.50
$14.75 $17.50
$13.50 $16.25
$15.75 $20.00
$15.00 $17.75
$13.00 $18.75
$15.25 $21.00
Selected range applied to metric
Metric Low High
$98 10.0x 13.0x $99 9.5x 12.5x
$1.40
10.5x
12.5x
$1.35
10.0x
12.0x
$1.29
8.25%
6.50%
$1.24
8.25%
7.00%
Cost of equity = 8.0% – 10.0% Perpetuity growth = (1.0%) – 1.0%
$1.40 11.0x 15.0x
$10 $15 $20 $25 $30
Source: Market data as per FactSet as of 02/17/17; 2017E-2021E forecasts provided by Brussels equity holders
Note: Prague fiscal year end of 12/31; valuation date of 12/31/16; assumes Prague has 46mm LP units outstanding; “DCF” represents Distributable Cash Flow
1 Calculation assumes $341mm of net debt as of 12/31/16 as per Brussels equity holders, and GP value of $49mm assuming 15.0x 2017E GP DCF of $3.3mm as per Brussels equity holders; net debt includes $277mm of OpCo net debt attributable to Prague’s 51% ownership and $63mm of net debt at MLP level
PROJECT AMSTERDAM

J.P.Morgan

Preliminary Draft and Highly Confidential

Public trading multiples

Select midstream trading peers ($mm except per unit data)

	Prague		Peers							
Market valuation	PRAGUE		MAGELLAN	BERLIN	NuStar	Vopak	TransMontaigne		Arc	
Unit price as of 2/17/2017	$18.60		$80.17	$70.03	$53.71	$41.25	$43.43	$17.24	$16.00	
% of 52-week high	86%		98%	93%	97%	74%	89%	98%	92%	
LP equity value	$850		$18,329	$9,916	$4,215	$5,276	$703	$601	$325	
Implied GP value[1]	49		--	--	769	--	373	29	39	
Total equity value	$899		$18,329	$9,916	$4,984	$5,276	$1,075	$630	$364	
Plus: Net debt and pref. stock	341		4,072	4,622	3,115	1,909	270	(11)	242	
Plus: NCI	--		--	--	--	169	--	--	--	
Firm value	$1,240		$22,402	$14,538	$8,099	$7,354	$1,345	$619	$605	
Trading multiples:										
	Per Brussels[2]	Consensus								Peer median
Firm value / 2017E EBITDA	12.7x	11.9x[3]	17.3x	12.9x	12.9x	9.8x	13.1x	9.5x	10.0x	12.9x
Firm value / 2018E EBITDA	12.5x	12.6x[3]	16.0x	12.3x	12.0x	9.6x	12.0x	9.5x	9.9x	12.0x
Unit price / 2017 LP DCF / unit	13.3x	12.4x	18.3x	12.7x	11.2x	9.5x[4]	11.7x	10.7x	7.1x	11.2x
Unit price / 2018 LP DCF / unit	13.8x	11.4x	17.1x	12.4x	10.5x	8.9x[4]	11.0x	10.4x	6.9x	10.5x
Current Yield	7.2%	7.2%	4.3%	7.1%	8.2%	2.7%	6.5%	7.0%	11.0%	7.0%
2017E Yield	7.0%	7.7%	4.5%	7.2%	8.2%	3.0%	6.8%	7.0%	11.1%	7.0%
2018E Yield	6.7%	8.5%	4.8%	7.5%	8.2%	3.3%	7.1%	7.0%	11.5%	7.1%
Growth rates:										
2017E - 2019E EBITDA CAGR	0.7%	25.3%	6.0%	4.4%	5.8%	15.9%	2.7%	(0.2%)[5]	5.8%	
2017E - 2019E LP DCF/unit CAGR	(1.9%)	7.4%	6.8%	1.8%	4.7%	6.5%[5]	5.6%[5]	3.6%[5]	0.8%	
2017E - 2019E DPU CAGR	(2.2%)	10.2%	7.6%	3.4%	0.2%	6.5%	5.3%	0.0%[5]	2.7%	
Credit statistics:										
Rating (Moody's / S&P)	NR / NR	NR / NR	Baa1 / BBB+	Baa3 / BBB-	Ba1 / BB+	NR / NR	NR / NR	NR / NR	NR / NR	
Debt / 2016 EBITDA	3.2x	3.2x	3.4x	4.5x	5.6x	3.0x	2.9x	0.0x	4.3x	
2017E total coverage	1.10x	1.05x	1.22x	1.09x	1.11x	NM	1.42x	1.38x	1.33x	
2018E total coverage	1.10x	1.06x	1.21x	1.07x	1.20x	NM	1.41x	1.45x	1.35x	

Source: FactSet as of 02/17/17; company filings; equity research; 2017E-2021E forecasts provided by Brussels equity holders
Note: Prague debt does not include ATB Phase 2 Related Party Facility as per Brussels equity holders
[1] GP values at 15.0x 2017E GP DCF; Prague GP value calculated as 15.0x Brussels equity holders estimated 2017E GP DCF
[2] Represents multiples based on Brussels equity holders projections, which are attributable to Prague economic interests in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
[3] Firm value used to calculate consensus multiples also includes $26mm of NCI attributable to 10% stake in Rotterdam and Fujairah terminals that Prague does not own, as Wall Street EBITDA is inclusive of EBITDA attributable to those stakes; 2017E and 2018E FV / EBITDA multiples account for additional debt/equity issued to pay for dropdowns; assumes $229mm and $496mm of dropdowns in 2017E and 2018E, respectively, based on median of select broker estimates
[4] Represents price / cash flow per share adjusted for maintenance capex, defined as 15% of EBITDA based on peer guidance
[5] Represents 2017E-2018E CAGR as 2019 estimates are unavailable

PRELIMINARY IMPLIED VALUATION OF PRAGUE
PROJECT AMSTERDAM 10 J.P.Morgan

Preliminary Draft and Highly Confidential

Precedent transaction metrics (For reference only)

FOR REFERENCE ONLY

Liquids transactions

Select precedent transactions

Announced Date	Acquiror	Target	Type	Transaction equity value ($mm)	Transaction Consideration ($mm)	% equity consideration	% of equity acquired	LP price / NTM LP DCF	Premium to last close	Premium to 60-day VWAP	Premium to 60-day exchange ratio
2/1/17	ONEOK, Inc.	ONEOK Partners, L.P.	Intra-company	$9,309	$13,948	100%	59%	16.0x	26%	26%	26%
11/1/16	TransCanada Corporation	Columbia Pipeline Partners LP	Intra-company	$915	$915	0%	53%	18.8x	11% [1]	16% [1]	NA
5/31/16	Semgroup Corporation	Rose Rock Midstream, L.P.	Intra-company	$391	$712	100%	43%	10.1x	0%	53%	33%
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	Intra-company	$6,121	$11,022	100%	91%	11.0x	18%	17%	23%
5/13/15 [2]	The Williams Companies, Inc.	Williams Partners LP	Intra-company	$13,873	$21,079	100%	40%	15.1x	18%	14%	12%
5/6/15	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	Intra-company	$3,744	$5,763	100%	97%	11.2x	17%	26%	16%
4/6/15	Tesoro Logistics LP	QEP Midstream Partners, LP	Intra-company	$394	$475	100%	42%	11.3x	9% [1]	8% [1]	7% [1]
11/12/14	Enterprise Products Partners L.P.	Oiltanking Partners, L.P.	Intra-company	$1,390	$1,382	100%	33%	23.3x	(1%) [1]	1% [1]	5% [1]
8/10/14	Kinder Morgan, Inc.	Kinder Morgan Energy Partners, L.P.	Intra-company	$37,576	$57,387	88%	90%	15.4x	12%	12%	10%
8/10/14	Kinder Morgan, Inc.	El Paso Pipeline Partners, L.P.	Intra-company	$5,342	$8,123	88%	59%	14.6x	15%	12%	9%
10/22/13	Plains All American Pipeline, L.P.	PAA Natural Gas Storage, L.P.	Intra-company	$761	$960	100%	38%	15.6x	9% [1]	10% [1]	16% [1]
4/29/11	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.	Intra-company	$1,051	$1,365	100%	42%	16.0x	35% [1]	36% [1]	32% [1]
6/29/09	Enterprise Products Partners L.P.	TEPPCO Partners, L.P.	Intra-company	$3,292	$5,868	100%	100%	10.8x	20% [1]	37% [1]	17% [1]
6/12/06	Plains All American Pipeline, L.P.	Pacific Energy Partners, L.P.	Third party	$1,024	$1,453	100%	73%	10.7x	11%	13%	12%
11/1/04	Valero L.P.	Kaneb Pipe Line Partners, L.P.	Third party	$1,406	$1,888	100%	82%	11.3x	19%	20%	16%
High - All transactions								23.3x	35%	53%	33%
Median - All transactions								14.6x	15%	16%	16%
Low - All transactions								10.1x	(1%)	1%	5%
High - Intra-company								23.3x	35%	53%	33%
Median - Intra-company								15.1x	15%	16%	16%
Low - Intra-company								10.1x	(1%)	1%	5%
High - Liquids								23.3x	20%	53%	33%
Median - Liquids								10.8x	11%	20%	16%
Low - Liquids								10.1x	(1%)	1%	5%

Source: Press releases, company filings
[1] Premia based on undisturbed target price at time of initial public offer, prior to announcement of definitive agreement
[2] Represents announcement of definitive agreement, although transaction never closed

PRELIMINARY IMPLIED VALUATION OF PRAGUE
PROJECT AMSTERDAM 11 J.P.Morgan

Preliminary Draft and Highly Confidential

Preliminary Prague discounted distributable cash flow analysis

($mm, except per unit data)

	Brussels equity holders projections 2017E	2018E	2019E	2020E	2021E	Terminal
EBITDA attributable to Prague	**$98**	**$99**	**$99**	**$100**	**$99**	
% growth	*NA*	*1.3%*	*0.0%*	*0.6%*	*(1.0%)*	*0.0%*
(-) interest expense	(15)	(15)	(15)	(15)	(14)	
(-) maintenance capex	(14)	(14)	(15)	(15)	(15)	
(-) cash taxes	(2)	(6)	(6)	(7)	(8)	
(-) other	(0)	(0)	(0)	(0)	(0)	
Distributable cash flow	**67**	**64**	**64**	**63**	**61**	
% growth	*NA*	*(4.7%)*	*(0.2%)*	*(1.1%)*	*(3.7%)*	
DCF / LP unit[1]	**$1.40**	**$1.35**	**$1.34**	**$1.33**	**$1.29**	**$1.29**
Distribution coverage ratio[2]	*1.10x*	*1.10x*	*1.10x*	*1.10x*	*1.10x*	

PV of DCF / LP unit

Cost of equity	
8.0%	$5.58
9.0%	$5.46
10.0%	$5.35

+

PV of terminal value (per unit)

Cost of equity	Perpetuity growth rate (1.0%)	0.0%	1.0%
8.0%	$10.04	$11.41	$13.17
9.0%	$8.67	$9.73	$11.06
10.0%	$7.57	$8.41	$9.44

=

Implied LP value per unit

Cost of equity	Perpetuity growth rate (1.0%)	0.0%	1.0%
8.0%	$15.62	$16.99	$18.76
9.0%	$14.14	$15.20	$16.52
10.0%	$12.92	$13.76	$14.79

Implied LP equity value + **Net debt** + **Implied GP value** = **Implied firm value**

Cost of equity	Implied LP equity value: Perpetuity growth rate (1.0%)	0.0%	1.0%		Net debt		Implied GP value		Implied firm value: Perpetuity growth rate (1.0%)	0.0%	1.0%
8.0%	714	777	858	+	341	+	49	=	1,104	1,167	1,247
9.0%	646	695	755	+	341	+	49	=	1,036	1,084	1,145
10.0%	591	629	676		341		49		980	1,019	1,066

Implied terminal price to LP DCF / unit multiple

Cost of equity	Perpetuity growth rate (1.0%)	0.0%	1.0%
8.0%	11.4x	13.0x	15.0x
9.0%	10.3x	11.6x	13.2x
10.0%	9.4x	10.5x	11.8x

Source: 2017E-2021E forecasts provided by Brussels equity holders
Note: Assumes valuation date of 12/31/16; assumes midpoint convention for discounting
[1] Represents LP DCF / unit calculated by running total DCF through company split structure
[2] Distribution coverage ratio defined as total distributable cash flow less GP distributions over LP distributions

PRELIMINARY IMPLIED VALUATION OF PRAGUE

PROJECT AMSTERDAM 12 J.P.Morgan

Preliminary Draft and Highly Confidential

Preliminary Prague discount rate analysis

Discount rate summary

Risk free rate[1]		2.5%	
Equity risk premium	5.75%	—	6.75%
Levered beta	0.85	—	1.25
Cost of equity	**7.4%**	**—**	**10.9%**
Selected cost of equity	**8.0%**	**—**	**10.0%**

Capital structure benchmarks ($mm)

	Total equity	Debt/	Levered beta		Relevered
Company	value	total cap	Barra	Historical	historical[2]
Magellan Midstream Partners	$18,329	18.2%	0.768	0.800	0.879
Berlin	$9,916	31.8%	1.001	1.141	1.046
Vopak	$5,276	29.8%	1.246	0.983	0.986
NuStar Energy	$4,984	38.5%	1.074	0.979	0.833
Transmontaigne Partners	$1,075	20.1%	0.738	0.791	0.848
World Point Terminals	$630	0.0%	0.683	0.697	0.936
Arc Logistics Partners	$364	40.3%	1.098	1.230	0.985
Mean		**25.5%**	**0.944**	**0.946**	**0.930**
Median		**29.8%**	**1.001**	**0.979**	**0.936**
Prague	**$899**	**28.5%**	**1.293**	**1.123**	**1.143**

Source: FactSet, Barra, J.P. Morgan estimates
Note: Market data as of 02/17/17
[1] U.S. 10-year treasury bond yield as of 02/15/17
[2] Relevered historical beta is implied based on unlevering historical levered beta for each respective company based on their current capital structure and marginal tax rate then subsequently relevering based on Prague debt/total cap target of 30.0% and Prague marginal tax rate of 20.0%

PRELIMINARY IMPLIED VALUATION OF PRAGUE
PROJECT AMSTERDAM 13 J.P.Morgan

DISCUSSION MATERIALS
Preliminary Draft and Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
PROJECT AMSTERDAM
J.P.Morgan

Preliminary Draft and Highly Confidential

Illustrative Prague LP ownership overview

Prague top 30 LP unitholders

Holder name	Common LP units (000s)	Subordinated LP units (000s)	Total LP units (000s)	% of LP units out	% of LP units out excluding Brussels	Implied cost basis	Investment style
Brussels MLP Partners BV	1,516	20,125	21,641	47.3%	–	NA	NA
Goldman Sachs Asset Management (US)	2,882	0	2,882	6.3%	12.0%	$20.81	Long-only
Harvest Fund Advisors LLC	2,811	0	2,811	6.1%	11.7%	$22.11	Hedge Fund
Salient Capital Advisor LLC	2,791	0	2,791	6.1%	11.6%	$22.34	Hedge Fund
Waddell & Reed Investment Management Company	2,109	0	2,109	4.6%	8.8%	$21.51	Long-only
Osterweis Capital Management, LLC	1,887	0	1,887	4.1%	7.8%	$23.48	Long-only
Kayne Anderson Capital Advisors, L.P.	1,806	0	1,806	3.9%	7.5%	$21.26	Hedge Fund
Tortoise Capital Advisors, LLC	1,696	0	1,696	3.7%	7.0%	$20.33	MLP-focused
ClearBridge Investments, LLC	1,280	0	1,280	2.8%	5.3%	$22.62	Long-only
Cushing Asset Management, LP	1,148	0	1,148	2.5%	4.8%	$19.88	MLP-focused
Eagle Global Advisors, LLC	946	0	946	2.1%	3.9%	$21.54	Long-only
Hite Hedge Asset Management LLC	733	0	733	1.6%	3.0%	$19.69	Hedge Fund
Atlantic Trust Private Wealth Management	500	0	500	1.1%	2.1%	$18.62	Long-only
Westwood Management Corp. (Texas)	446	0	446	1.0%	1.9%	$22.19	Long-only
Morgan Stanley Investment Management Inc. (US)	321	0	321	0.7%	1.3%	$20.53	Long-only
Fort Washington Investment Advisors, Inc.	295	0	295	0.6%	1.2%	$17.17	Long-only
Pennsylvania Public School Employees Retirement System	255	0	255	0.6%	1.1%	$22.38	Index
Bank of America Merrill Lynch (US)	239	0	239	0.5%	1.0%	$19.56	Long-only
Two Sigma Investments, LP	223	0	223	0.5%	0.9%	$19.09	Hedge Fund
Cohen & Steers Capital Management, Inc.	222	0	222	0.5%	0.9%	$22.53	MLP-focused
Deutsche Asset Management Americas	212	0	212	0.5%	0.9%	$17.44	Long-only
BlackRock Institutional Trust Company, N.A.	212	0	212	0.5%	0.9%	$19.28	Index
Pinnacle Holdings, LLC	176	0	176	0.4%	0.7%	$25.09	MLP-focused
Duff & Phelps Investment Management Company	173	0	173	0.4%	0.7%	$18.80	MLP-focused
Renaissance Technologies LLC	164	0	164	0.4%	0.7%	$17.17	Hedge Fund
UBS Securities LLC	115	0	115	0.3%	0.5%	$19.50	Long-only
State Street Global Advisors (US)	109	0	109	0.2%	0.5%	$19.71	Index
Advantus Capital Management, Inc.	69	0	69	0.2%	0.3%	$19.54	Long-only
Venturi Wealth Management, LLC	54	0	54	0.1%	0.2%	$18.92	Long-only
Raymond James & Associates, Inc.	52	0	52	0.1%	0.2%	$18.95	Long-only

Source: ThomsonOne as of 02/17/17; company filings

APPENDIX
PROJECT AMSTERDAM 14
J.P.Morgan